SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        LOCAL FINANCIAL                         LOCAL FINANCIAL CAPITAL
          CORPORATION                                   TRUST I
 ----------------------------          -----------------------------------------
 (Exact name of Registrant as          (Exact name of Registrant as specified in
   specified in its charter)                      its trust agreement)

           DELAWARE                                     DELAWARE
-------------------------------             -------------------------------
(State or other jurisdiction of             (State or other jurisdiction of
incorporation or organization)               incorporation or organization)

          65-0424192                                   73-6316302
      -------------------                         -------------------
       (I.R.S. Employer                             (I.R.S. Employer
      Identification No.)                         Identification No.)

                          -----------------------------

                              3601 N.W. 63rd Street
                          Oklahoma City, Oklahoma 73116
                                 (405) 841-2100
    ------------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)


If this Form relates to the                  If this Form relates to the
registration of a class of debt              registration of a class of debt
securities and is effective upon             securities and is to become
filing pursuant to General                   effective simultaneously with the
instruction Act (c)(1) please check          effectiveness of a concurrent
the following box. | |                       registration statement under the
                                             Securities Act of 1933 pursuant to
                                             General Instruction Act (c)(2)
                                             please check the following box |X|

              Securities Act registration statement file number to
               which this form relates: 333-85909 and 333-85909-1

     Securities to be registered pursuant to Section 12(b) of the Act: None

        Securities to be registered pursuant to Section 12(g) of the Act:

____% Cumulative Trust Preferred Securities of Local Financial Capital Trust I

____% Junior Subordinated Deferrable Interest Debentures of Local Financial Corporation

Guarantee of Local Financial Corporation with respect to the Trust Preferred Securities

Item 1.           Description of Registrant's Securities to be Registered

                  The information relating to the Registrants' securities required by Item 202 of Regulation S-K is hereby incorporated by reference to the information presented under the captions "Description of Trust Preferred Securities," "Description of Junior Subordinated Debentures," "Description of Guarantee" and "Relationship Among the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee" in the Registrants' Registration Statement on Form S-3 (Registration No. 333-85909 and 333-85909-01) filed with the Commission on August 25, 1999, as amended (the "Form S-3"), and the same sections in the Prospectus to be filed pursuant to Rule 424(b) which are deemed to be incorporated by reference herein.

Item 2.           Exhibits

         4.1 Indenture of Local Financial Corporation to the Junior Subordinated Debentures.1/

         4.2 Form of Certificate of Junior Subordinated Debentures (included as an exhibit to Exhibit 4.1)

         4.3   Certificate of Trust of Local Financial Capital Trust I.2/

         4.4 Amended and Restated Declaration of Trust of Local Financial Capital Trust I.3/

         4.5 Form of Trust Preferred Security Certificate of Local Financial Capital Trust I (included as an exhibit to Exhibit 4.4).

         4.6   Form of Trust Preferred Securities Guarantee Agreement.4/



---------------
1/ Incorporated by reference to Exhibit 4.1 to the Form S-3.

2/ Incorporated by reference to Exhibit 4.3 to the Form S-3.

3/ Incorporated by reference to Exhibit 4.4 to the Form S-3.

4/ Incorporated by reference to Exhibit 4.6 to the Form S-3.

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         LOCAL FINANCIAL CORPORATION



Date: September 17, 1999                 By:   /s/ Richard L. Park
                                               ---------------------------------
                                               Richard L. Park, Executive Vice
                                               President



                                         LOCAL FINANCIAL CAPITAL TRUST I



Date: September 17, 1999                 By:   /s/ Richard L. Park
                                               ---------------------------------
                                               Richard L. Park, Administrative
                                               Trustee






















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